UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

GENESEE & WYOMING INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 FIELD POINT ROAD, GREENWICH, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 629-3722

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed by Genesee & Wyoming Inc. (“GWI”) on June 2, 2006 (regarding the Australia Transactions) to include unaudited pro forma financial information as of and for the three months ended March 31, 2006 and for the year ended December 31, 2005 in accordance with the requirements of Article 11 of Regulation S-X.

Item 9.01. Financial Statements and Exhibits

On June 2, 2006, GWI filed a Current Report on Form 8-K in connection with the completion of the sale by GWI and its 50-percent partner, Wesfarmers Limited (“Wesfarmers”), of the Western Australia operations and certain other assets of the Australian Railroad Group (“ARG”) to Queensland Rail and Babcock & Brown Limited (the “ARG Sale”) and the purchase of Wesfarmers’ 50-percent ownership of the remaining ARG operations, which are principally located in South Australia and the Northern Territory (the “ARG Purchase,” together with the ARG Sale, the “Australia Transactions”) effective June 1, 2006. The description of the Australia Transactions is set forth in the June 2, 2006 Current Report on Form 8-K. This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on June 2, 2006 (regarding the Australia Transactions) to include unaudited pro forma financial information as of and for the three months ended March 31, 2006 and for the year ended December 31, 2005 required in connection with the Australia Transactions.

(b)	Pro Forma Financial Information (unaudited)

The following pro forma financial statements filed as Exhibit 99.1 hereto are incorporated herein by reference:

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2006	1

Pro Forma Condensed Consolidated Statement of Income for the Three Months Ended March 31, 2006	2

Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2005	3

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	4 - 8

(d)	Exhibits.

The exhibits listed below and in the accompanying Exhibit Index are filed as part of this Amendment No. 1 to the Current Report on Form 8-K and incorporated herein by reference.

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ITEM 9.01 EXHIBITS

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated financial statements as of and for the three months ended March 31, 2006 and for the year ended December 31, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.

By:	/s/ Christopher F. Liucci
Name:	Christopher F. Liucci
Title:	Chief Accounting Officer and Global Controller

Dated: August 9, 2006

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